UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549
_________________

FORM 8-K
_________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) August 28, 2013
CORPORATE OFFICE PROPERTIES TRUST
CORPORATE OFFICE PROPERTIES, L.P.
(Exact name of registrant as specified in its charter)

Corporate Office Properties Trust	Maryland	1-14023	23-2947217
	(State or other jurisdiction of	(Commission File	(IRS Employer
	incorporation or organization)	Number)	Identification No.)

Corporate Office Properties, L.P.	Delaware	333-189188	23-2930022
	(State or other jurisdiction of	(Commission File	(IRS Employer
	incorporation or organization)	Number)	Identification No.)

6711 Columbia Gateway Drive, Suite 300
Columbia, Maryland 21046
(Address of principal executive offices)
(443) 285-5400
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05    Costs Associated with Exit or Disposal Activities

The information set forth under Item 2.06 is incorporated by reference herein.

Item 2.06    Material Impairment

A number of the Registrants’ properties serve as collateral for a $147 million non recourse loan (the “Debt”) and have an estimated aggregate fair value of approximately $100 million (the “Collateral Properties”). The Registrants expect that the cash flows generated by the Collateral Properties will be insufficient to fund debt service requirements on the Debt. While the Registrants have sought to negotiate various alternatives with the lender of the Debt, on August 28, 2013, the Registrants’ management determined that the probable outcome will be the conveyance of the Collateral Properties to the lender to extinguish the Debt. The Registrants expect that the conveyance of the Collateral Properties will occur in a series of transactions in the fourth quarter of 2013 and the first quarter of 2014.
The fair values of certain of the Collateral Properties in Colorado Springs, Colorado are lower than their carrying values, and such properties therefore are impaired (the “Impaired Collateral Properties”). As a result, in connection with the determination regarding the probable conveyance of the Collateral Properties to extinguish the Debt and the resulting shortened holding period for such properties, the Registrants’ management determined on August 28, 2013 that the Registrants will recognize non-cash impairment losses of approximately $11 million, representing the amount by which the carrying amounts of the Impaired Collateral Properties exceed their fair values. The Registrants also expect to recognize gains on debt extinguishment of approximately $74 million, representing the amount by which the Debt will exceed the adjusted carrying amounts of the Collateral Properties, upon the extinguishment of the Debt. The Registrants do not expect to incur additional material charges in connection with the conveyance of the Collateral Properties. As the Debt is non recourse to the Registrants, no further loss is expected after conveyance of the Collateral Properties.
The Registrants are also in continuing negotiations to sell other properties in Colorado Springs that are classified as held for sale (the “Sale Properties”). As a result of these negotiations, the Registrants’ management also determined on August 28, 2013 that they will recognize non-cash impairment losses of approximately $5 million to adjust the carrying values of the Sale Properties to their expected fair values less costs to sell. The Registrants do not expect to incur additional material charges in connection with the disposition of the Sale Properties.
Item 7.01    Regulation FD Disclosure

The Registrants previously announced guidance for Corporate Office Properties Trust’s Diluted EPS of between $0.15 and $0.17 for the three months ending September 30, 2013 and between $0.21 and $0.26 for the year ending December 31, 2013. Adjusting solely for the effect of the impairment losses on the Impaired Collateral Properties and the Sale Properties, the Registrants have modified their guidance for Corporate Office Properties Trust’s Diluted EPS to between ($0.02) and $0.00 for the three months ending September 30, 2013 and between $0.04 and $0.09 for the year ending December 31, 2013. The impairment losses will have no effect on Corporate Office Properties Trust’s Funds from Operations or Funds from Operations per share.

The information included in this Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for any purpose, including the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or subject to liabilities of that Section.  The information included in this Item 7.01 of this Current Report on Form 8-K shall also not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

	CORPORATE OFFICE PROPERTIES TRUST		CORPORATE OFFICE PROPERTIES, L.P.
By: Corporate Office Properties Trust,
its General Partner

	/s/ Roger A. Waesche, Jr.		/s/ Roger A. Waesche, Jr.
	Roger A. Waesche, Jr.		Roger A. Waesche, Jr.
	President and Chief Executive Officer		President and Chief Executive Officer

Dated:	September 4, 2013	Dated:	September 4, 2013